UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(I.R.S. Employer Identification Number)

One SE Convenience Blvd., Ankeny, Iowa
(Address of principal executive offices)

50021
(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CASY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02. Results of Operations and Financial Condition

On June 11, 2024, the Company issued a press release announcing its financial results for the fourth quarter and year ended April 30, 2024. A copy of the Company's press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2024 Fiscal Year Annual Incentive Payouts

On June 5, 2024, the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) authorized payment to the Company’s NEOs under the 2024 fiscal year Annual Incentive Plan. Based on the Company's performance in its 2024 fiscal year, the payouts equal 157% of the “target” for each NEO (which “target” is represented by a percentage of their 2024 fiscal year base salary), resulting in the following payments: (i) Darren M. Rebelez, President/CEO, $2,826,000; (ii) Stephen P. Bramlage, Jr., CFO, $1,177,500; (iii) Ena Williams, COO, $1,177,500; (iv) Thomas P. Brennan, CMO, $671,175; and (v) Chad M. Frazell, CHRO, $641,738.

2025 Fiscal Year Long-Term Equity Incentive Awards

On June 5, 2024, the Committee (and June 6, 2024, the Board, acting on a recommendation of the Committee for Mr. Rebelez) approved annual long-term equity incentive awards to the NEOs. The awards, made under the terms of the Company’s 2018 Stock Incentive Plan, are based on a percentage of 2025 fiscal year base salary (or for Mr. Rebelez, a target amount) (Mr. Rebelez, $7,500,000; Mr. Bramlage, 250%; Ms. Williams, 275%; Mr. Brennan, 200%; and Mr. Frazell, 175%) and consist of (i) time-based restricted stock units (“RSUs”), comprising 25% of the award amount, (ii) performance-based restricted stock units (“PSUs”) subject to return on invested capital (“ROIC”) performance goals, comprising 37.5% of the award amount, and (iii) PSUs subject to EBITDA performance goals, comprising 37.5% of the award amount. The PSUs granted represent a “target” amount, with the number of shares awarded based on the Company’s achievement of threshold (50% awarded), target (100% awarded) and maximum (200% awarded) performance goals over a three-year performance period (fiscal years 2025, 2026 and 2027) (the “Performance Period”).

Additionally, following the determination of the Company’s achievement of the ROIC and EBITDA goals for the Performance Period, the PSUs actually awarded will be subject to a positive or negative adjustment based upon a comparison of the Company's total shareholder return (“TSR”) relative to a comparator group for the Performance Period (the “TSR Modifier”). If the Company ranks in the bottom quartile of the group, the number of PSUs actually awarded will be reduced by 25%; if the Company ranks in the top quartile of the group, the number of PSUs actually awarded will be increased by 25% (which, based on maximum performance goals achieved, could result in a payment of up to 250% of “target” for the PSUs).

The RSUs will vest in equal installments on June 15, 2025, June 15, 2026, and June 15, 2027, and the PSUs will vest in full on June 15, 2027, subject to satisfaction of the applicable performance goals and application of the TSR Modifier, with each generally subject to continued employment through the vesting date, except as otherwise set forth in the applicable award agreement.

2025 Fiscal Year Annual Incentive Plan Awards

On June 5, 2024, the Committee (and June 6, 2024, the Board, acting on a recommendation of the Committee for Mr. Rebelez), approved the Annual Incentive Plan for the 2025 fiscal year (the “2025 Annual Plan”) for the NEOs. The 2025 Annual Plan will be based on EBITDA (60%) and same-store sales growth in the inside sales category (40%). The payout at “target” is based on a percentage of 2025 fiscal year base salary (Mr. Rebelez, 150%; Mr. Bramlage, 100%; Ms. Williams, 100%; Mr. Brennan, 75%; and Mr. Frazell, 75%), with an overall payout range from 0% to 200% of “target” depending on performance. All bonuses earned under the 2025 Annual Plan will be paid in cash.

2025 Fiscal Year NEO Base Salaries

On June 5, 2024, the Committee (and June 6, 2024, the Board, acting on a recommendation of the Committee for Mr. Rebelez), approved base salaries for the NEOs for the 2025 fiscal year: (i) Mr. Rebelez, $1,200,000; (ii) Mr. Bramlage, $780,000; (iii) Ms. Williams, $780,000; (iv) Mr. Brennan, $595,000; and (v) Mr. Frazell, $560,000.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Casey's General Stores, Inc., dated June 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Dated: June 11, 2024	By:	/s/ Stephen P. Bramlage Jr.
Stephen P. Bramlage Jr.
Chief Financial Officer